UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
November 30, 2006 (November 29, 2006)
INTERGRAPH CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-9722	63-0573222

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Madison Industrial Park IW 2000, Huntsville, AL	35894-0001

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (256) 730-2000
N/A

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note
Item 2.01. Completion of Acquisition or Disposition of Assets.
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
Item 3.03. Material Modification in Rights of Security Holders.
Item 5.01. Changes in Control of Registrant
Item 5.02. "Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-99.1 PRESS RELEASE 11/29/06

Introductory Note
     On November 29, 2006, Intergraph Corporation (the “Company”) completed its merger (the “Merger”) with Cobalt Merger Corp. (“Merger Sub”) pursuant to which the Company has been acquired by an investor group led by Hellman & Friedman LLC and Texas Pacific Group.
Item 2.01. Completion of Acquisition or Disposition of Assets.
     The information set forth in Item 5.01 is incorporated by reference into this Item 2.01.
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     In connection with the closing of the Merger, the Company notified the Nasdaq Global Select Market (the “Nasdaq”) on November 29, 2006 that each outstanding share of the Company’s common stock, par value $0.10 per share, was cancelled and converted into the right to receive $44.00, without interest and less applicable withholding taxes, and requested that the Nasdaq file with the Securities and Exchange Commission an application on Form 25 to report that the shares of common stock of the Company are no longer listed on the Nasdaq. In connection with the completion of the Merger, trading of the Company’s common stock on the Nasdaq was suspended as of the close of trading on November 29, 2006.
Item 3.03. Material Modification in Rights of Security Holders.
     In connection with the Merger, each publicly held outstanding share of the Company’s common stock, par value $0.10 per share, was cancelled and converted into the right to receive $44.00, without interest and less applicable withholding taxes.
Item 5.01. Changes in Control of Registrant
     On November 29, 2006, pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 31, 2006, by and among Cobalt Holding Company (“Parent”), Merger Sub and the Company, Merger Sub was merged with and into the Company, with the Company being the surviving corporation in the Merger. As a result of the Merger, all publicly held shares of common stock of the Company were canceled and converted into the right to receive $44.00 in cash per share, without interest and less any applicable withholding taxes, and holders of the Company’s common stock, stock options and restricted stock units became entitled to receive Merger consideration in an aggregate amount of approximately $1.3 billion in cash from Parent. As a result of the Merger, the Company became a wholly owned subsidiary of Parent, a majority of the stock of which is owned by investment funds affiliated with Hellman & Friedman LLC, Texas Pacific Group and JMI Equity. Parent is financing the purchase price for the canceled shares of Company common stock through a combination of equity and debt financing.
     On November 29, 2006, the Company issued a press release announcing the completion of the Merger. A copy of the press release is filed as an exhibit hereto and is incorporated herein by reference.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
     In connection with the Merger, each of Sidney L. McDonald, Thomas J. Lee, Lawrence R. Greenwood, Linda L. Green, Richard W. Cardin, Michael D. Bills and Kevin M. Twomey voluntarily resigned from the board of directors of the Company on November 29, 2006. Following the Merger, R. Halsey Wise will continue to serve as a member of the board of directors of the Company.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits:
Exhibit 99.1          Press Release dated November 29, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERGRAPH CORPORATION
By:	/s/ Larry T. Miles
	Name:	Larry T. Miles
	Title:	Vice President and Controller

Date: November 30, 2006

EXHIBIT INDEX
Exhibit 99.1          Press Release dated November 29, 2006